UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2025
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Vaxcyte, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	01-39323	46-4233385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Industrial Road Suite 300 San Carlos , California		94070
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 837-0111
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCVX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On September 24, 2025 (the “Effective Date”), Vaxcyte, Inc. (the “Company”) entered into a Master Services Agreement (the “Agreement”) with Patheon Manufacturing Services LLC (“Patheon”), part of Thermo Fisher Scientific. Under the Agreement, Patheon will formulate, fill, inspect, package, label, test, manufacture and supply drug product for the Company at Patheon’s facility in Greenville, North Carolina.
Pursuant to the Agreement, the Company has agreed to order from Patheon certain binding minimum amounts of drug product based on certain binding forecast periods at certain established prices, which prices may be subject to adjustment. Pursuant to the Agreement, the Company shall also pay Patheon for certain technology transfer activities and reimburse Patheon for certain out-of-pocket capital expenditures.
The Agreement has an initial term of 15 years from the Effective Date and will automatically renew for additional three-year periods unless either party provides notice of non-renewal before the end of the then existing term, subject to completion of ongoing services. The Company may terminate the Agreement for convenience upon prior written notice or upon the occurrence of certain customary conditions. Either party may terminate the Agreement if (i) there are certain uncured legal or regulatory violations by the other party; (ii) the other party is subject to any insolvency event, declares bankruptcy, or undergoes similar proceedings; or (iii) there is any uncured material breach of the Agreement by the other party. The parties may also mutually agree to terminate the Agreement for any reason. If the Agreement is terminated by the Company for (i) convenience and not for cause, the Company shall pay Patheon the greater of a fixed dollar amount in the mid-eight-figures and an amount based on the then-current binding forecast, plus certain capital expenditure commitments; or (ii) Program Failure (as defined in the Agreement), the Company shall pay Patheon certain agreed upon amounts based on a formula.
The Agreement also contains customary provisions relating to, among other things, representations, warranties, limitations of liabilities, confidentiality and indemnity obligations.
The foregoing description of the terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VAXCYTE, INC.

Date: September 30, 2025	By:	/s/ Andrew Guggenhime
Andrew Guggenhime President and Chief Financial Officer